Exhibit 10.29

                         SECURITY AGREEMENT-INVENTORY

GIBRALTAR CORPORATION OF AMERICA
350 Fifth Avenue
New York, New York 10118

Gentlemen:

    We hereby pledge, assign, consign, transfer and set over to you, and you shall at all times have a continuing general lien upon, and we hereby grant you a continuing security interest in, all of our present and hereafter acquired Inventory and the proceeds thereof. We further grant you a continuing security interest in your favor in all general intangibles, including all patents, trademarks and trade names now owned or hereafter acquired by us, whether or not registered, together with the good will of the business associated with each of said Trademarks and Trade Names. "Inventory" shall include, but not be limited to, raw materials, work in process, finished goods and all wrapping, packing and shipping materials wheresoever located, and all additions and accessions thereto, the resulting product or mass and any documents representing all or any part thereof. Upon your request, we will at any time and from time to time, at our expense, deliver such Inventory to you or such person as you may designate, cause the same to be stored in your name at such place as you may designate, deliver to you documents of title representing the same or otherwise evidence your security interest in such manner as you may require.

    The aforementioned pledge, assignment, consignment, transfer, lien and security interest shall secure any and all of our obligations to you, matured or unmatured, absolute or contingent, now existing or that may hereafter arise, and howsoever acquired by you, whether arising directly between us or acquired by you by assignment and whether relating to this agreement or independent hereof and any and all guaranties, indemnities or endorsements at any time delivered by us to you, together with all interest, charges, commissions, expenses, attorneys' fees and other items chargeable against us in connection with any of said obligations.

    We agree that the making of advances is always wholly discretionary on your part, and that you shall be the sole judge of the amount of such advances and of the total of such advances to be outstanding at any particular time. All such advances shall be repayable on demand, and shall bear interest at the same rate specified in the Financing Agreement between us.

    We agree, at our expense, to keep all Inventory insured to the full value thereof against such risks and by policies of insurance issued by such companies as you may designate or approve, and the policies evidencing such insurance shall be duly endorsed in your favor with a long form lender's loss payable rider or such other document as you may designate and said policies shall be delivered to you. Should we fail for any reason to furnish you with such insurance, you shall have the right to effect the same and charge any costs in connection therewith to us. You shall have no risk, liability or responsibility in connection with payment or nonpayment of any loss, your sole obligation being to credit our account with the net proceeds of any such insurance payments received on account of any loss. We, as further additional collateral security, by these presents, assign to you all our present and future rights to any and all payments, checks and drafts, now made or hereafter to be made by any insurance company pursuant to any contract of insurance or indemnity now or hereafter in existence, regardless of whether or not you are named as Secured Party and/or Mortgagee, and/or Loss Payee in said present or future policy or policies. The rights given to you hereunder are coupled with an interest and cannot be revoked by us. Each present and future insurance carrier is hereby authorized and directed to make all payments, drafts and checks payable to you with the same force and effect as if the same were paid directly to us. Any and all assessments, taxes or other charges that may be assessed upon or payable with respect to the Inventory or any part thereof shall forthwith be paid by us, and we agree that you, in your discretion, may effect such payment and charge the amount thereof to us. We further agree that except for the pledge, assignment, consignment, transfer, lien and security interest granted to you hereby, we shall not permit said Inventory to otherwise become liened or encumbered nor shall we grant any security interest therein to any other party. We shall not, without your written consent first obtained, remove or dispose of any of such Inventory except to bona fide purchasers thereof in the ordinary course of our business on orders first approved in writing by you. All such sales shall be reported to you promptly and the accounts or other proceeds thereof shall be subject to the security interests in your favor. You shall have the right at all times to the immediate possession of all Inventory and its products and proceeds and we shall make such Inventory and all our records pertaining thereto available to you for inspection at any time requested by you. Each month we shall deliver to you a written signed statement setting forth the Inventory subject to your Security Interest. You shall have the right, in your discretion, to pay any liens or claims upon said Inventory, including, but not limited to, warehouse charges, dyeing, finishing and processing charges, landlords' claims, etc. and the amount of any such payment shall be charged to our account and secured hereby. You shall not be liable for the safekeeping of any of the Inventory or for any loss, damage or diminution in the value thereof or for any act or default of any warehouseman, carrier or other person dealing in and with said Inventory, whether as your agent or otherwise, or for the collection of any proceeds thereof but the same shall at all times be at our sole risk. All warehousemen and bailees are authorized and directed to furnish you with such information as you may request concerning our account and all warehouse receipts issued by them.

    Upon our default in the payment, performance or discharge of any of our obligations and liabilities to you as and when the same become due, or in the event of our insolvency, or if a receiver or trustee is appointed for our assets or affairs, or if we discontinue doing business, or if a petition in bankruptcy or for arrangement or reorganization is filed by or against us, or if we make an assignment for the benefit of our creditors, or suspend the operation of our business or commence the liquidation thereof, or make any offer of settlement, extension or composition with our creditors, or upon the appointment of a committee of our creditors or a liquidating agent for us, or the issuance of any attachment or execution against us, or the filing of a judgment or other lien against us, or upon our any default hereunder or under any other agreement between us you shall have the right, upon reasonable notice to us, to sell all or any part of our Inventory, at public or private sale, or make other disposition thereof, at which sale or disposition you may be a purchaser. We agree that written notice sent to us by postpaid mail, at least ten (10) days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Inventory is to be made, shall be deemed to be reasonable notice thereof. We do hereby waive all notice of any such sale or other intended disposition if said Inventory is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Upon the occurrence of any of the events referred to in the first sentence of this paragraph, you may require us to assemble all or any part of the Inventory and make it available to you at a place to be designated by you, which is reasonably convenient to both parties. In addition, you may peaceably, by your own means or with judicial assistance, enter our or any other premises and take possession of the Inventory and remove or dispose of it on our premises and we agree that we will not resist or interfere with any such action. We hereby expressly waive demand, notice of sale (except as herein provided), advertisement of sale and redemption before sale. The net proceeds of any such public or private sale or other disposition as far as needed shall be applied toward the payment and discharge of any and all of our obligations to you, together with all interest thereon and all reasonable costs, charges, expenses and disbursements in connection therewith, including the reasonable fees of your attorneys.

    This agreement is deemed made in the State of New York and is to be governed, interpreted and construed in accordance with the laws of the State of New York. No modification, waiver or discharge of this agreement shall be binding upon you unless in writing, signed and subscribed by you. If you should at any time fail to exercise any right or privilege hereunder, the same shall not constitute a waiver on your part of exercising any right or privilege at any subsequent time. If any taxes are imposed or if you shall be required to withhold or pay any tax because of any transactions between us, we agree to indemnify you and hold you harmless in respect thereto. It is agreed between us that trial by jury is hereby waived in any action, proceeding or counterclaim brought by either of us against the other on any matters whatsoever arising out of or in any way connected with this agreement or our relationship created hereby and we hereby consent to the non-exclusive jurisdiction of the Supreme Court of the State of New York and any federal court located in the Southern District of New York for a determination of any dispute as to any such matters and authorize the service of process on us by registered mail sent to us at our address hereinbelow set forth.

    This Agreement shall constitute a security agreement pursuant to the Uniform Commercial Code and, in addition to any and all of your other rights hereunder, you shall have all of the rights of a secured party pursuant to the provisions of the Uniform Commercial Code. We agree to execute a financing statement and any and all other instruments and documents that may now or hereafter be provided for by the Uniform Commercial Code or other law applicable thereto, reflecting the security interests granted to you hereunder. We do hereby authorize you to file a financing statement without our signature, signed only by you as secured party, to reflect the security interests granted to you hereunder.

                                Very truly yours,

Attest:                         LUNN INDUSTRIES, INC.

                                By:


on  December 28, 1995                                 Chief Executive Officer

GIBRALTAR CORPORATION OF AMERICA    1 Garvies Point Road, Glen Cove,
                                    New York 11542

By:
         Vice President